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                                                                     Exhibit 4.1

                       Amendment to the Dime Bancorp, Inc.
                            1997 Stock Incentive Plan
                            -------------------------

                       Effective as of September 24, 1999

              The first sentence of Section 4.1 of the Dime Bancorp, Inc. 1997 Stock Incentive Plan (the "Plan") is amended and restated to read as follows:

              "The total number of shares of Stock reserved and available for distribution under the Plan shall be 900,000."